UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 23, 2012 (July 22, 2012)

GEOEYE, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-33015	20-2759725
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2325 Dulles Corner Blvd.

Herndon, VA 20171

(703) 480-7500

(Address and Telephone Number of Principal Executive Offices)

N/A

(Former Name or Former Address, if Changed since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 14e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On July 22, 2012, GeoEye, Inc., a Delaware corporation (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with DigitalGlobe, Inc., a Delaware corporation (“DigitalGlobe”), 20/20 Acquisition Sub, Inc., a Delaware corporation and a wholly owned subsidiary of DigitalGlobe (“Merger Sub”), and WorldView, LLC, a Delaware limited liability company and a wholly owned subsidiary of DigitalGlobe (“Merger Sub 2”), pursuant to which, at the effective time of the Merger (the “Effective Time”), Merger Sub will be merged with and into the Company (the “Merger”) and the separate corporate existence of Merger Sub will cease and the Company will continue as the surviving corporation in the Merger (the “Surviving Corporation”) and immediately after the Effective Time, the Surviving Corporation will be merged with and into Merger Sub 2 (the “Subsequent Merger” and, together with the Merger, the “Combination”) and the separate corporate existence of the Surviving Corporation will cease and Merger Sub 2 will continue as the surviving company in the Subsequent Merger. The Combination is intended to qualify as a reorganization for federal income tax purposes.

Pursuant to the Merger Agreement and upon the terms and subject to the conditions described therein, at the Effective Time, (A) each issued and outstanding share of common stock, par value $0.01 per share, of the Company (“Company Common Stock”) will be converted into the right to receive either (i) with respect to which an election to receive a combination of stock and cash consideration has been effectively made, the combination (“Mixed Consideration”) of (x) $4.10 in cash and (y) 1.137 shares of common stock, par value $0.001 per share, of DigitalGlobe (“DigitalGlobe Common Stock”), (ii) with respect to which an election to receive all cash consideration has been effectively made, $20.27 in cash without interest (subject to proration) or (iii) with respect to which an election to receive all stock consideration has been effectively made, 1.425 shares of DigitalGlobe Common Stock (subject to proration) and (B) each issued and outstanding share of Series A Convertible Preferred Stock of the Company (“Company Preferred Stock”) will be converted into the right to receive (i) 1.000 shares of a newly-designated series of preferred stock of DigitalGlobe (“DigitalGlobe Preferred Stock”) and (ii) $4.10 in cash for each share of Company Common Stock into which such share of Company Preferred Stock is convertible immediately prior to the Effective Time. If a holder of Company Common Stock does not make an election as set forth above, such stockholder will receive Mixed Consideration.

The consummation of the Combination is subject to obtaining the affirmative vote of a majority of the outstanding shares of Company Common Stock approving the Combination and a majority of the outstanding shares of DigitalGlobe Common Stock represented at the DigitalGlobe stockholders meeting in person or by proxy approving the issuance of DigitalGlobe Common Stock and assumption of certain Company equity plans in the Combination. The consummation of the Combination is also subject to the satisfaction of certain regulatory conditions, including the expiration of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and approval of the Federal Communications Commission.

The Merger Agreement contains representations and warranties and covenants customary for a transaction of this nature.

The Merger Agreement contains certain termination rights for both DigitalGlobe and the Company. Upon termination of the Merger Agreement in specified circumstances, DigitalGlobe or the Company would be required to pay the other a termination fee of $20 million.

In accordance with the Merger Agreement, upon consummation of the Combination, the DigitalGlobe board of directors will consist of ten members, six of which will be appointed by DigitalGlobe and four of which will be appointed by the Company’s current board of directors (including one director selected by Cerberus Capital Management, L.P., the Company’s largest stockholder).

In addition, in connection with the Merger Agreement, on July 22, 2012, the Company entered into voting agreements with certain stockholders of DigitalGlobe, namely Morgan Stanley Principal Investments, Inc., the Chairman of the Board of DigitalGlobe and the President and Chief Executive Officer of DigitalGlobe. Pursuant to these voting agreements, each of the applicable stockholders party thereto agreed, among other things and as applicable, (subject to certain terms and conditions) to vote such shares in favor of adoption of the Merger Agreement and approval of the Combination and the transactions contemplated by the Merger Agreement.

In addition to the Company’s voting agreements referenced above, DigitalGlobe entered into voting agreements with certain stockholders of the Company, namely affiliates of Cerberus Capital Management, L.P., the Chairman of the Board of the Company and the President and Chief Executive Officer of the Company. Pursuant to these voting agreements, each of the applicable stockholders party thereto agreed, among other things and as applicable, (subject to certain terms and conditions) to vote such shares in favor of the approval of the transactions contemplated by the Merger Agreement.

The foregoing summaries of (i) the Merger Agreement and the transactions contemplated thereby and (ii) the Company’s voting agreements and the transactions contemplated thereby, in each case, do not purport to be complete and are subject to, and qualified in their entirety by, the full text of the Merger Agreement furnished herewith as Exhibit 2.1, which is incorporated herein by reference, and the full text of the Company’s voting agreements furnished herewith as Exhibits 2.2, 2.3 and 2.4, which are incorporated herein by reference. The Merger Agreement has been attached to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Company, Merger Sub, Merger Sub 2 or DigitalGlobe, their respective businesses, or the actual conduct of their respective businesses during the period prior to the consummation of the merger. The Merger Agreement contains representations and warranties that are the product of negotiations among the parties thereto and that the parties made to, and solely for the benefit of, each other as of specified dates. The assertions embodied in those representations and warranties are subject to qualifications and limitations agreed to by the respective parties and are also qualified in important part by confidential disclosure schedules issued in connection with the Merger Agreement. For the foregoing reasons, shareholders and investors should not rely on such representations and warranties as characterizations of statements of factual information at the time they were made or otherwise.

Item 7.01	Regulation FD Disclosure.

On July 23, 2012, the Company and DigitalGlobe issued a joint press release announcing the execution of the Merger Agreement, which is furnished herewith as Exhibit 99.1 and is incorporated by reference herein.

In accordance with General Instruction B.2 of Form 8-K, the information under this item, Exhibit 99.1 shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing. This report will not be deemed an admission as to the materiality of any information required to be disclosed solely to satisfy the requirements of Regulation FD.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This Current Report and the exhibits furnished herewith contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements include statements regarding expectations as to the completion of the Combination and the other transactions contemplated by the Merger Agreement. The forward-looking statements contained herein involve risks and uncertainties that could cause actual results to differ materially from those referred to in the forward-looking statements. Such risks include, but are not limited to, the ability of the parties to the Merger Agreement to satisfy the conditions to closing specified in the Merger Agreement. More information about the Company and other risks related to the Company are detailed in the Company’s most recent annual report on Form 10-K for the fiscal year ended December 31, 2011, and its quarterly reports on Form 10-Q and current reports on Form 8-K as filed with the Securities and Exchange Commission. The Company does not undertake an obligation to update forward-looking statements.

Item 9.01	Exhibits and Financial Statements.

(d) Exhibits

2.1	Agreement and Plan of Merger, dated as of July 22, 2012, by and among GeoEye, Inc., 20/20 Acquisition Sub, Inc., WorldView, LLC, and DigitalGlobe, Inc.

2.2	Voting Agreement, dated as of July 22, 2012, by and between GeoEye, Inc. and General Howell M. Estes III

2.3	Voting Agreement, dated as of July 22, 2012, by and between GeoEye, Inc. and Jeffrey R. Tarr

2.4	Voting Agreement, dated as of July 22, 2012, by and between GeoEye, Inc. and Morgan Stanley Principal Investments, Inc.

99.1	Joint press release of DigitalGlobe, Inc. and GeoEye, Inc. issued, July 23, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 23, 2012	GEOEYE, INC.

	By:	/s/ William L. Warren
William L. Warren
Executive Vice President and General Counsel

EXHIBIT INDEX

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated as of July 22, 2012, by and among GeoEye, Inc., 20/20 Acquisition Sub, Inc., WorldView, LLC, and DigitalGlobe, Inc.

2.2	Voting Agreement, dated as of July 22, 2012, by and between GeoEye, Inc. and General Howell M. Estes III

2.3	Voting Agreement, dated as of July 22, 2012, by and between GeoEye, Inc. and Jeffrey R. Tarr

2.4	Voting Agreement, dated as of July 22, 2012, by and between GeoEye, Inc. and Morgan Stanley Principal Investments, Inc.

99.1	Joint press release of DigitalGlobe, Inc. and GeoEye, Inc. issued, July 23, 2012.